Exhibit 99.1

Summit Financial Services Announces Second Quarter Results

BOCA RATON, Fla., Aug. 14 /PRNewswire-FirstCall/ — Summit Financial Services Group, Inc. (OTC Bulletin Board: SFNS) announces financial results for the three-months and six-months ended June 30, 2008.

Second Quarter 2008 v. Second Quarter 2007

—	Total revenues decreased approximately 14.0%, from $9.96 million to $8.57 million.

—	Commission revenues decreased approximately 14.7%, from $9.58 million to $8.17 million.

—	Net income decreased approximately 59.8%, from $372,723 to $149,773.

Six Months 2008 v. Six Months 2007

—	Total revenues decreased approximately 9.6%, from $19.12 million to $17.29 million.

—	Commission revenues decreased approximately 10.6%, from $18.40 million to $16.45 million.

—	Net income decreased approximately 57.8%, from $479,179 to $202,037.

Business Overview

The Company is a Florida-based financial services holding company that provides, through its operating subsidiary, Summit Brokerage Services, Inc. (“Summit Brokerage”), a broad range of securities brokerage and investment services to primarily individual investors. Summit Brokerage also sells insurance products, predominantly fixed and variable annuities and life insurance, through its subsidiary, SBS Insurance Agency of Florida. Summit Brokerage also provides asset management services through its registered investment advisor, Summit Financial Group, Inc.

Summit Brokerage is registered with the Securities and Exchange Commission (SEC), and is a member of FINRA (f/k/a NASD), the Municipal Securities Rule Making Board, and the National Futures Association. The Company currently offers its services through a network of approximately 230 registered representatives, and its business plan is focused primarily on increasing its network of affiliated registered representatives through recruitment as well as by acquisitions.

Marshall Leeds, the Company’s Chairman, Chief Executive Officer and President, stated: “The second quarter of 2008 continued to represent a challenging environment for most financial service firms. The continued tightening of the credit markets, coupled with the current economic environment, continues to negatively affect investor confidence, and in turn Summit’s earnings continue to be adversely affected. In spite of the current economic environment, Summit is committed to its long-term growth plans and continues to invest in the personnel and infrastructure necessary to achieve those goals.”

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

June 30, 2008

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Cash and cash equivalents	$4,804,101	$4,828,606
Deposits held at clearing brokers	128,463	28,144
Commissions receivable	1,408,064	943,117
Other receivables, net	325,701	251,030
Securities owned, at fair value	9,333	23,290
Prepaid expenses	222,773	533,846
Property and equipment at cost, less accumulated depreciation of $174,358 and $134,870	146,644	135,740
Goodwill	500,714	500,714
Customer list, less accumulated amortization of $997,899 and $907,947	89,961	179,913
Deposit	91,375	675,000
TOTAL ASSETS	$7,727,129	$8,099,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$912,494	$1,200,489
Accrued commission expense	1,443,745	1,433,155
TOTAL LIABILITIES	2,356,239	2,633,644

STOCKHOLDERS’ EQUITY
Preferred stock, undesignated; par value $0.0001 per share; authorized 4,850,000 shares; none issued and outstanding
Preferred stock, Series A, 12% cumulative convertible; par value $0.0001 per share; authorized 150,000 shares; 125,000 issued and outstanding (liquidation preference of $125,000)	13	13
Common stock, par value $0.0001 per share; authorized 100,000,000 shares; 25,872,482 issued and 25,857,570 outstanding at June 30, 2008; 28,249,987 issued and 28,235,075 outstanding at December 31, 2007	2,588	2,825
Additional paid-in capital	9,606,330	10,088,338
Unearned stock-based compensation	(791,140)	(983,982)
Treasury stock (14,912 shares, at cost)	(10,884)	(10,884)
Accumulated deficit	(3,436,017)	(3,630,554)
TOTAL STOCKHOLDERS’ EQUITY	5,370,890	5,465,756
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,727,129	$8,099,400

Condensed Consolidated Statements of Income

Three Months Ended June 30, 2008

	For the Three Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
REVENUES
Commissions	$8,168,257	$9,578,999
Interest and dividends	302,798	291,376
Other	95,166	87,420
	8,566,221	9,957,795
EXPENSES
Commissions and clearing costs	6,483,744	7,960,725
Employee compensation and benefits	1,184,231	971,838
Occupancy and equipment	159,563	140,059
Communications	115,373	89,353
Legal, accounting and litigation costs	(21,716)	109,813
Depreciation and amortization	66,658	57,463
Other operating expenses	323,028	255,821
	8,310,881	9,585,072

INCOME BEFORE INCOME TAXES	255,340	372,723
PROVISION FOR INCOME TAXES	105,567	—
NET INCOME	$149,773	$372,723
BASIC EARNINGS PER SHARE	$0.0056	$0.0131
DILUTED EARNINGS PER SHARE	$0.0048	$0.0118
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	25,852,457	28,210,075
DILUTED	30,255,719	31,168,182

Condensed Consolidated Statements of Income

Six Months Ended June 30, 2008

	For the Six Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
REVENUES
Commissions	$16,452,827	$18,402,087
Interest and dividends	642,969	558,713
Other	194,468	158,787
	17,290,264	19,119,587
EXPENSES
Commissions and clearing costs	13,304,413	15,252,688
Employee compensation and benefits	2,428,589	2,037,358
Occupancy and equipment	317,885	324,229
Communications	216,404	177,339
Legal, accounting and litigation costs	1,823	88,354
Depreciation and amortization	129,439	113,825
Other operating expenses	578,347	646,615
	16,976,900	18,640,408

INCOME BEFORE INCOME TAXES	313,364	479,179
PROVISION FOR INCOME TAXES	111,327	—
NET INCOME	$202,037	$479,179
BASIC EARNINGS PER SHARE	$0.0075	$0.0167
DILUTED EARNINGS PER SHARE	$0.0062	$0.0154
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	25,854,140	28,210,075
DILUTED	31,353,832	30,681,502

“Forward-looking” Statements

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Any such statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934 (as amended), and they involve a number of risks and uncertainties that could cause actual results to differ materially from those that may be anticipated by or from the forward-looking statements. Important factors that could cause such a difference are set forth in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to, investor confidence and the performance of the securities markets, and the availability of suitable candidates for the Company’s acquisition or recruitment.

SOURCE Summit Financial Services Group, Inc.

-0-	08/14/2008

/CONTACT: Steven C. Jacobs, CFO of Summit Financial Services Group, Inc., +1-561-338-2600/

/ Web site: http://www.summitbrokerage.com /

(SFNS)